Exhibit 5.1

[Sullivan & Cromwell LLP Letterhead]

March 31, 2011

Barclays Bank PLC,
     1 Churchill Place,
           London E14 5HP.

Ladies and Gentlemen:

We are acting as counsel to Barclays Bank PLC, a public limited company organized under the laws of England and Wales (the “Company”), in connection with the issuance and delivery of the debt securities identified in Annex A to this letter (the “Notes”).  The Company filed with the Securities and Exchange Commission, on August 31, 2010, a registration statement on Form F-3ASR (File No. 333-169119) (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) relating to, among other things, the proposed offer and sale of an unspecified principal amount of the Company’s senior, unsecured debt securities, including the Notes.   The Notes are being issued under an indenture, dated as of September 16, 2004 (the “Indenture”), between the Company and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”).

We have examined such corporate records, certificates and other documents, and such questions of United States federal and New York state law, as we have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, we advise you that, in our opinion, the Notes constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  The foregoing opinion is delivered and is to be read in conjunction with the opinion of Sullivan & Cromwell LLP, dated the date hereof, regarding certain matters under the laws of England and Wales relevant to the foregoing opinion.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Notes or their offering and sale.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed, without independent verification, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes conform to the specimens thereof examined by us, that the Notes have been duly authenticated by one of the Trustee’s authorized officers, that the Notes have been delivered against

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payment as contemplated in the Registration Statement and that the signatures on all documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K to be incorporated by reference in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP

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Annex A

Title of Notes	Date of Issue

$1,031,000 Capped and Floored Floating Rate Notes Due March 31, 2021	March 31, 2011

$678,000 Callable Step Up Fixed Rate Notes Due March 31, 2026	March 31, 2011

$1,657,000 5.00% Callable Fixed Rate Notes Due March 31, 2027	March 31, 2011

$1,937,000 Callable Fixed Rate Notes Due March 31, 2031	March 31, 2011

$500,000 9.25% Exchangeable Notes due September 30, 2011 Linked to the Common Stock of eBay Inc.	March 31, 2011

$500,000 10.50% Exchangeable Notes due September 30, 2011 Linked to the Common Stock of Ford Motor Company	March 31, 2011

$500,000 8.75% Exchangeable Notes due September 30, 2011 Linked to the Common Stock of MetLife, Inc.	March 31, 2011

$500,000 14.00% Exchangeable Notes due June 30, 2011 Linked to the Common Stock of AK Steel Holding Corporation	March 31, 2011

$500,000 10.25% Exchangeable Notes due June 30, 2011 Linked to the Common Stock of Freeport-McMoRan Cooper & Gold Inc.	March 31, 2011

$500,000 13.50% Exchangeable Notes due June 30, 2011 Linked to the Common Stock of Green Mountain Coffee Roasters, Inc.	March 31, 2011

$500,000 12.50% Exchangeable Notes due June 30, 2011 Linked to the Common Stock of McMoRan Exploration Co.	March 31, 2011

$500,000 15.25% Exchangeable Notes due June 30, 2011 Linked to the Common Stock of Patriot Coal Corporation	March 31, 2011

$5,000,000 10.25% Exchangeable Notes due September 30, 2011 Linked to the Common Stock of Peabody Energy Corporation	March 31, 2011

$5,000,000 8.50% Exchangeable Notes due September 30, 2011 Linked to the Common Stock of Ford Motor Company	March 31, 2011

$5,000,000 11.75% Exchangeable Notes due September 30, 2011 Linked to the Common Stock of Seagate Technology	March 31, 2011

$1,901,766.25 Trigger Yield Optimization Notes due September 30, 2011 Linked to the Common Stock of The NASDAQ OMX Group, Inc.	March 31, 2011

$12,160,848.42 Trigger Yield Optimization Notes due September 30, 2011 Linked to the Common Stock of Hess Corporation	March 31, 2011

$5,893,075.76 Trigger Yield Optimization Notes due September 30, 2011 Linked to the Common Stock of Amazon.com, Inc.	March 31, 2011

$4,072,860.75 Trigger Yield Optimization Notes due September 30, 2011 Linked to the Common Stock of Coach, Inc.	March 31, 2011

$13,240,667.92 Trigger Yield Optimization Notes due September 30, 2011 Linked to the Common Stock of Apple Inc.	March 31, 2011

$222,000 2.50% Fixed Rate Notes due March 31, 2016	March 31, 2011

$656,000 3.00% Fixed Rate Notes due March 31, 2017	March 31, 2011

$115,000 3.35% Fixed Rate Notes due March 31, 2018	March 31, 2011

$1,255,000 4.00% Fixed Rate Notes due March 31, 2020	March 31, 2011

$497,000 4.35% Fixed Rate Notes due March 31, 2021	March 31, 2011

$339,000 4.50% Fixed Rate Notes due March 31, 2024	March 31, 2011

$241,000 Step Up Fixed Rate Notes due March 31, 2023	March 31, 2011

$5,000,000 13.50% Reverse Convertible NotesSM due March 30, 2012 (linked to common stock of MGM Resorts International)	March 31, 2011

$5,000,000 14.00% Reverse Convertible NotesSM due September 30, 2011 (linked to common stock of Las Vegas Sands Corp.)	March 31, 2011

$5,000,000 10.25% Reverse Convertible NotesSM due September 30, 2011 (linked to common stock of Ford Motor Company)	March 31, 2011

$5,000,000 10.75% Reverse Convertible NotesSM due September 30, 2011 (linked to common stock of First Solar, Inc.)	March 31, 2011

$5,000,000 15.25% Reverse Convertible NotesSM due September 30, 2011 (linked to common stock of Netflix, Inc.)	March 31, 2011

$2,387,000 Double Short Leverage Securities Linked to the Barclays Capital 30Y Treasury Futures Index™ due March 31, 2014	March 31, 2011

$2,500,000 Notes due March 31, 2016 Linked to the Performance of the S&P 500® Dynamic VEQTORTM Mid-Term Total Return Index	March 31, 2011

$1,145,000 Super TrackSM Notes due March 26, 2015 Linked to the Performance of an Equity Index Basket	March 31, 2011

$1,300,000 Notes due April 2, 2014 Linked to the Performance of the S&P 500® Index	March 31, 2011

$3,300,000 Callable Fixed Rate Range Accrual Notes due March 31, 2026	March 31, 2011

$275,000 Buffered Super TrackSM Notes due March 28, 2013 Linked to the Performance of the S&P BRIC 40 Index	March 31, 2011

$1,414,000 Super Track Notes due October 3, 2011 Linked to the Performance of Brent Crude	March 31, 2011

$5,415,210 Buffered Return Optimization Securities Linked to the S&P 500® Index due March 28, 2013	March 31, 2011

$2,700,000 Super Track Digital Notes due October 3, 2012 Linked to the Performance of the Russell 2000® Index	March 31, 2011

$5,000,000 9.00% Exchangeable Notes due March 30, 2012 (Linked to the Common Stock of Bank of America Corporation)	March 31, 2011

$5,000,000 10.25% Exchangeable Notes due March 30, 2012 (Linked to the American depositary shares of Nokia Corporation)	March 31, 2011

$500,000 9.25% Exchangeable Notes due March 30, 2012 (Linked to the Common Stock of Citigroup Inc.)	March 31, 2011

$500,000 8.50% Exchangeable Notes due March 30, 2012 (Linked to the Common Stock of Noble Corporation)	March 31, 2011